                                  COVANCE INC.

                           RESTRICTED STOCK AGREEMENT

                     2002 EMPLOYEE EQUITY PARTICIPATION PLAN
                            (200_ [GRANT YEAR]AWARD)


         RESTRICTED STOCK AGREEMENT dated as of _________________ [GRANT YEAR] (the "Agreement") between COVANCE INC., a Delaware corporation ("Company"), located at 210 Carnegie Center, Princeton, New Jersey 08540, and ____________ (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         A. WHEREAS, the Employee is currently employed by the Company, or a corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time ("Code") or which is an entity in which the Company holds beneficially at least fifty percent (50%) of the ownership interest (each, a "Subsidiary Company"), in an important executive, managerial or technical capacity.

         B. WHEREAS, the Company desires to have the Employee remain in the employment of the Company or a Subsidiary Company and to afford the Employee the opportunity to acquire, or enlarge the Employee's, stock ownership in the Company so that the Employee may have a direct proprietary interest in the Company's success.


         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth below, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. GRANT OF SHARES. Subject to the terms and conditions of the Employee Equity Participation Plan (as amended, modified or supplemented from time to time the "Plan") and this Agreement, the Company hereby grants ("Grant") to the Employee, as of the date of this Agreement ("Grant Date") _________ shares (the "Initial Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company; PROVIDED, HOWEVER, that the number of the Initial Shares may be increased or decreased depending on the Company's return on average assets ("ROA") in 200_ [GRANT YEAR] and percentage increase in year-end backlog ("Year-End Backlog") calculated as of December __, 200_ [GRANT YEAR] compared to Year-End Backlog calculated as of December __, 200_ [YEAR PRIOR TO GRANT YEAR], all as more fully specified on Exhibit A hereto (such Initial Shares, after giving effect to any such decrease or increase, being the "Adjusted Shares" and together with any Additional Shares (as defined below), being the "Shares"); and PROVIDED, FURTHER, HOWEVER, that additional shares of Common Stock may be earned and issued to Employee in respect of the years 200_ [ONE YEAR AFTER GRANT YEAR] and 200_ [TWO YEARS AFTER GRANT YEAR] as specified in Exhibit B hereto (such additional shares, if any, earned for the years 200_ [ONE YEAR AFTER GRANT YEAR] and 200_ [TWO YEARS AFTER GRANT YEAR] being, respectively, the "200_ [ONE YEAR AFTER GRANT YEAR] Additional Shares" and the "200_ [TWO YEARS AFTER GRANT YEAR] Additional Shares" and collectively being the "Additional Shares"). No Adjusted Shares or Additional Shares shall be forfeited solely as a result of the Company's performance in any year subsequent to the year that such Adjusted Shares or Additional Shares were earned. Nothing in this Paragraph 1 shall be relied on or used to interrupt the vesting or termination requirements of Paragraphs 2 and 3. The ROA and Year-End Backlog for 200_, [GRANT YEAR] 200_ [ONE YEAR AFTER GRANT YEAR] and 200_ [TWO YEARS AFTER GRANT YEAR] shall be certified by the Company's Compensation and Organization Committee; PROVIDED, that in determining ROA and Year-End Backlog for any such years such Committee may include or exclude, on a basis consistent with circumstances existing when such goals were established, as applicable, the financial effect on ROA and Year-End Backlog for any such year arising from any acquisition of the stock or assets of any other person or entity, the divestiture of all or any of the Company's businesses, operations or facilities, strategic expenditures by the Company identified to the Board of Directors as such, FORCE MAJEURE events, material litigation or any other unexpected or unforeseen extraordinary event or occurrence during the year in question. In calculating the number of Additional Shares to grant Employee, if any, any of the foregoing adjustments may be considered by the Compensation and Organization Committee in determining ROA and Year-End Backlog for the years subsequent to the year that the event giving rise to such adjustment occurred, as determined by the Compensation and Organization Committee.

         2. VESTING OF RESTRICTED SHARES; RIGHTS. (a) The Shares shall vest on December __, 200_ [THREE YEARS AFTER GRANT YEAR]; PROVIDED, HOWEVER, that 200_ [TWO YEARS AFTER GRANT YEAR] Additional Shares, if any, shall vest on the fourth business day after the date in 200_ [THREE YEARS AFTER GRANT YEAR] that the Compensation and Organization Committee has certified the 200_ [TWO YEARS AFTER GRANT YEAR] ROA and Year-End Backlog.

         (b) Subject to the terms and conditions of this Agreement, Employee shall have all rights relating to the Initial Shares and, when issued, the Additional Shares, including the right to vote and collect dividends as declared and paid by the Company, subject to appropriate withholding to satisfy applicable tax requirements.


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         3. TERMINATION. (a) The Grant with respect to any unvested Shares shall be forfeited and be of no further force or effect upon the termination of the Employee's employment, for any reason, with the Company, except in the case of his death, disability (as defined 22(e)(3) of the Code) or his retirement with the consent of the Company, in which case all unvested Shares shall thereupon immediately vest.

         (b) If the Employee shall be transferred from the Company to a Subsidiary Company, or from a Subsidiary Company to the Company, or from a Subsidiary Company to a Subsidiary Company, his employment shall not be deemed to be terminated by reason of such transfer. The unvested portion of the Shares shall terminate immediately if, while the Employee is employed by a Subsidiary Company, such Subsidiary Company shall cease to be a Subsidiary Company and the Employee is not thereupon transferred to and employed by the Company or another Subsidiary Company.

         4. CONSTRUCTION. Whenever the word "Employee" is used in any provision of this Agreement in circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this Grant may be transferred by Will, by the laws of descent and distribution, or by a qualified domestic relations order pursuant to the Code or Title I of the Employment Retirement Income Security Act of 1974, as amended, modified or supplemented from time to time ("ERISA"), it shall be deemed to include such person.

         5. PHYSICAL POSSESSION OF SHARES; RESTRICTIONS ON TRANSFER. (a) Each certificate of Shares shall be registered in the name of the Employee but shall be held by the Company until the Employee is entitled to physical possession of the Shares pursuant to the terms of this Agreement. Until the Employee has received physical possession of the Shares, the Employee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of any unvested Shares granted pursuant to the Plan or any interest therein or this Agreement, otherwise than by Will, the laws of descent and distribution, or by a qualified domestic relations order pursuant to the Code or Title I of ERISA.

         (b) No assignment or transfer of any unvested Shares, or of the rights represented thereby or this Agreement, whether voluntary or involuntary, by operation of law or otherwise (except by Will, the laws of descent and distribution, or a qualified domestic relations order pursuant to the Code or Title I of ERISA), shall vest in the assignee or transferee any interest or right herein whatsoever. Further, immediately upon any attempt to assign or transfer any unvested Shares granted pursuant to this Agreement, the Grant shall immediately terminate and be of no further force or effect (except by Will, the laws of descent and distribution, or a qualified domestic relations order pursuant to the Code or Title I or ERISA).

         6. POWERS. The existence of this Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         7. CHANGE OF CONTROL. Except as set forth in Paragraph 3 hereof, notwithstanding anything in this Agreement to the contrary, all Shares which have not vested as of the date of a Change of Control (as defined below) occurs, shall immediately vest upon a Change of Control and be delivered to the Employee pursuant to the delivery provisions of this Agreement. For purposes of this Agreement, a Change of Control shall be defined as:

         (1) any person (including as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) who becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities; or

         (2) as a result of a proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate), a majority of the individuals elected to serve on the Company's Board of Directors are different than the individuals who served on the Company's Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate); or

         (3) when the Company's shareholders approve a merger, or consolidation (where in each case the Company is not the survivor thereof), or sale or disposition of all or substantially all of the Company's assets or a plan or partial or complete liquidation; or

         (4) when an offerer (other than the Company) purchases shares of the Company's Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Company's then outstanding securities.


                                                                               2
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         8. ISSUANCE OF SHARES; POWER OF ATTORNEY. (a) Within sixty (60) days of the date of this Agreement, the Company shall cause its transfer agent to issue in the Employee's name a certificate evidencing the Shares granted pursuant to this Agreement. Furthermore, in the event that the actual number of shares of Common Stock earned by Employee, as provided in paragraph 1 of this Agreement, are less than the number of Initial Shares, the Company shall be authorized to and shall instruct the transfer agent to cancel such share certificate evidencing the Initial Shares and reissue to the Company on behalf of and in the name of the Employee a certificate representing the number of shares of Common Stock earned in accordance with paragraph 1 of the Agreement. In the event that the actual number of shares of Common Stock earned by the Employee pursuant to paragraph 1 of this Agreement is greater than the Initial Shares, then the Company shall instruct the Transfer Agent by May __, 200_ [ONE YEAR AFTER GRANT YEAR] to issue on behalf of and in the Employee's name a certificate evidencing such additional shares of Common Stock. The certificate representing unvested Shares shall be retained by the Company and shall bear a legend stating that such Shares are subject to the provisions of this Agreement. The Company may place a "stop transfer" order with respect to all unvested Shares with its transfer agent.

         (b) In the event that 200_ [ONE YEAR AFTER GRANT YEAR] Additional Shares are earned by the Employee pursuant to Paragraph 1 of this Agreement, then the Company shall instruct the Transfer Agent by May _, 200_ [TWO YEARS AFTER GRANT YEAR] to issue on behalf of and in the Employee's name a certificate evidencing such additional shares of Common Stock. The certificate representing unvested Shares shall be retained by the Company and shall bear a legend stating that such Shares are subject to the provisions of this Agreement.

         (c) In the event that 200_ [TWO YEARS AFTER GRANT YEAR] Additional Shares are earned by the Employee pursuant to Paragraph 1 of this Agreement, then the Company shall instruct the Transfer Agent by May _, 200_ [THREE YEARS AFTER GRANT YEAR] to issue on behalf of and in the Employee's name a certificate evidencing such additional shares of Common Stock.

         (d) Within thirty (30) days of each vesting date as set forth in
Section 2 hereof, after giving effect to any adjustments to the Initial Shares required as provided in paragraphs 1 and 8(a) of this Agreement, the Company shall cause its transfer agent to issue to the Employee, upon the Company's surrender of the appropriate certificate representing unvested Shares, a new certificate representing the Shares vested during the plan year. The transfer agent shall thereupon re-issue on behalf of and in the Employee's name a certificate representing the remaining unvested Shares still subject to the terms of this Agreement, which certificate shall be retained by the Company.

         (e) The Company shall have the right to deduct from any vested shares a number of shares sufficient to cover the withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as permitted by applicable law, rules or regulations, or to take such other action as may be necessary to satisfy any such withholding obligations.

         (f) The Employee hereby constitutes and appoints the Company as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities to take all actions and to execute all instruments necessary and proper to carry out the issuance and cancellation of the Shares hereunder.

         (g) The Employee represents and warrants that he will take all actions necessary, as directed by the Company, to cancel the certificate representing any or all unvested Shares upon termination of his employment.

         9. CHANGES IN LAW. Notwithstanding anything in this Agreement to the contrary, if at any time any law or regulations of any governmental authority having jurisdiction in the premises shall require either the Company or the Employee to take any action in connection with the Shares then to be issued, the issue of such Shares shall be deferred until such action shall have been taken.

         10. DISPUTE. Any dispute or disagreement which shall arise under, as a result of, or pursuant to, this Agreement shall be finally determined by the Company's Compensation and Organization Committee of the Board of Directors in its absolute and uncontrolled discretion, and any such determination or any other determination by the Company's Compensation and Organization Committee of the Board of Directors under or pursuant to this Agreement, and any interpretation by the Company's Compensation and Organization Committee of the Board of Directors of the terms of this Agreement, shall be final, binding and conclusive on all persons affected thereby.

         11. SECURITIES LAW RESTRICTIONS. The Employee represents and warrants that he or she is acquiring the Shares for investment, for his or her own account and not with a view to the distribution thereof, and that the Employee has no present intention of disposing of the Shares or any interest therein or sharing ownership thereof with any other person or entity. The Employee shall not sell, hypothecate or transfer the Shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended or an applicable exemption thereto evidenced by an opinion of counsel in form and substance satisfactory to the Company.

         12. NO EFFECT UPON EMPLOYMENT. This Agreement does not give, nor shall it be construed as giving, the Employee any right to employment by the Company or any of its subsidiaries or affiliates.


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         13. GOVERNING LAW; BINDING EFFECT. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ALL QUESTIONS CONCERNING THE VALIDITY AND CONSTRUCTION THEREOF SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF SAID STATE; PROVIDED, HOWEVER, THAT ALL MATTERS OF CORPORATE GOVERNANCE AND OTHER CORPORATE MATTERS CONCERNING DELAWARE CORPORATIONS SHALL BE GOVERNED BY THE DELAWARE GENERAL CORPORATION LAW. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

         14. EFFECT ON COMPENSATION AND DISCRETIONARY NATURE OF GRANT. Notwithstanding anything in this Agreement to the contrary, none of the Shares, if any, granted or paid to Employee shall be considered compensation for the purpose of determining Employee's compensation under any other benefit or compensation plan of the Company, including, without limitation, any bonus plan, variable compensation plan, long-term incentive plan, pension plan or other retirement plans. The Employee acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of restricted stock under the Plan is a one-time benefit and does not create any contractual or other right to receive a restricted grant of stock or benefits in lieu of restricted stock in the future. Future grants of restricted stock, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of shares of restricted stock and the vesting provisions.

         15. SECTION 83(B) ELECTION. If Employee makes an election with respect to the receipt of the Shares pursuant to Section 83(b) of the Code (the "Election"), such Election shall contain all information required by Treasury Regulation Section 1.83-2 and shall, in accordance with that regulation, be filed no later than 30 days after the transfer of the Shares to the Employee. The Election shall be filed with the Internal Revenue Service Center at which the Employee files his or her income tax return. Contemporaneously with such filing, the Employee shall furnish a copy of the Election to the Company, in accordance with Treasury Regulation Section 1.83-2(d).

         16. PLAN DOCUMENT. This Agreement is subject in all respects to the plan, a copy of which may be obtained from the Company's Corporate Senior Vice President, Human Resources, 210 Carnegie Center, Princeton, New Jersey 08540. To the extent that there is any inconsistency or conflict between this Agreement and the Plan, the Plan shall control.






         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          COVANCE INC.


                                          ------------------------------
Attest:


---------------------------

                                          EMPLOYEE


                                          -----------------------------------
                                          S.S. Number:



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                                    EXHIBIT A

                   200_ [GRANT YEAR] PERFORMANCE SHARE MATRIX

                                                           BACKLOG GROWTH (1)
                        -----------------------------------------------------------------------------------------
                         < _%       _% TO _%      _% TO _%     _% TO _%      _% TO _%     _% TO _%        > _%
                        -----------------------------------------------------------------------------------------
                                   $_________    $_________   $_________    $_________   $_________    $_________
         --------------------------------------------------------------------------------------------------------
             __% OR LESS    0%          20%          40%           50%          60%           70%          80%
RETURN   --------------------------------------------------------------------------------------------------------
ON           __%           30%          50%          60%           70%          80%           90%          100%
AVERAGE  --------------------------------------------------------------------------------------------------------
ASSETS       __%           50%          70%          80%           90%          100%         110%          120%
(2)      --------------------------------------------------------------------------------------------------------
             __%           60%          80%          90%          100%          110%         120%          140%
         --------------------------------------------------------------------------------------------------------
             __%           70%          90%          100%         110%          120%         150%          170%
         --------------------------------------------------------------------------------------------------------
             __%           90%         100%          120%         130%          150%         170%          190%
         --------------------------------------------------------------------------------------------------------
             __% OR MORE  100%        120%          140%         150%          170%         190%          220%
         --------------------------------------------------------------------------------------------------------

(1) BACKLOG: Growth to be calculated off publicly reported 200_ [GRANT YEAR] ending backlog. Results to be rounded to the nearest integer with no pro-ration between columns. The year-end figure for 200_ [GRANT YEAR] will be stated in constant dollars using the year-end 200_ [PRIOR YEAR] exchange rates.

(2) ROA: Rounded to the nearest point on the grid with no pro ration between rows. The calculation mechanics will include: (a) The numerator will be net operating profit after tax (NOPAT). This will be calculated as operating income minus taxes, which will be calculated assuming a 35% tax rate. (b) Average total assets will be calculated based on a 12-month rolling basis. (c) Returns exclude the P&L benefit and cost associated with any Board approved one-time charges.

         >> Backlog, NOPAT, and Average Assets will be adjusted to exclude any divested or acquired businesses.


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


                                    EXHIBIT B


Additional 200_ [ONE YEAR AFTER GRANT YEAR] Shares shall be earned in the following amounts:

(a) 10% of the Adjusted Shares if 200_ [ONE YEAR AFTER GRANT YEAR] ROA exceeds 200_ [GRANT YEAR] ROA by __ basis points or more; and/or

(b) 10% of the Adjusted Shares if 200_ [ONE YEAR AFTER GRANT YEAR] Year-End Backlog exceeds 200_ [GRANT YEAR] Year-End Backlog by __% or more;

         PROVIDED, HOWEVER, no Additional 200_ [ONE YEAR AFTER GRANT YEAR] Shares shall be earned if 200_ [ONE YEAR AFTER GRANT YEAR] ROA is less than 200_ [GRANT YEAR] ROA OR 200_ [ONE YEAR AFTER GRANT YEAR] Year-End Backlog is less than 200_ [GRANT YEAR] Year-End Backlog.

Additional 200_ [TWO YEARS AFTER GRANT YEAR] Shares shall be earned in the following amounts:

(a) 10% of the Adjusted Shares if 200_ [TWO YEARS AFTER GRANT YEAR] ROA exceeds 200_ [ONE YEAR AFTER GRANT YEAR] ROA by __ basis points or more; and/or

(b) 10% of the Adjusted Shares if 200_ [TWO YEARS AFTER GRANT YEAR] Year-End Backlog exceeds 200_ [ONE YEAR AFTER GRANT YEAR] Year-End Backlog by __% or more;

         PROVIDED, HOWEVER, no Additional 200_ [TWO YEARS AFTER GRANT YEAR] Shares shall be earned if 200_ [GRANT YEAR] ROA is less than 200_ [ONE YEAR AFTER GRANT YEAR] ROA OR 200_ [TWO YEARS AFTER GRANT YEAR] Year-End Backlog is less than 200_ [ONE YEAR AFTER GRANT YEAR] Year-End Backlog.


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